UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

Silo Pharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41512	27-3046338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 N. Washington Boulevard Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 400-9031

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SILO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting (as defined below) on October 24, 2025, the shareholders of Silo Pharma, Inc. (the “Company”) approved an amendment to the Silo Pharma Inc. Amended and Restated 2020 Omnibus Equity Incentive Plan (the “Plan Amendment’) to increase the number of shares of common stock reserved for issuance thereunder to 1,400,000 shares from 470,000 shares.

The foregoing descriptions of the Plan Amendment is not complete and are qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 24, 2025, the Company held its annual meeting of shareholders, (the “Annual Meeting”) for the purpose of holding a shareholder vote on the proposals set forth below. A total of 5,142,415 shares of the Company’s common stock constituting a quorum, were represented in person or by valid proxies at the Annual Meeting.

At the Annual Meeting, the Company’s shareholders (i) re-elected each of Eric Weisblum, Wayne Linsley, Kevin Munoz and Jeff Pavell as members of the Company’s board of directors to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death; (ii) ratified the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; (iii) approved the grant of discretionary authority to the Company’s board of directors (the “Board”) to file articles of amendment to the Company’s articles of incorporation (the “Articles of Incorporation”) to effect a reverse split of the Company’s issued common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-20, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio to be selected by the Board in its discretion and to be effected, if at all, in the sole discretion of the Board at any time following shareholder approval of the amendment to the our Articles of Incorporation and before October 24, 2026 without further approval or authorization of the Company’s shareholders (the “Reverse Stock Split Proposal”); (iv) approved the Plan Amendment; and (v) approved the authorization for the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals (the “Adjournment Proposal”).

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on September 5, 2025, are as follows:

Proposal 1:	At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the four nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five directors were as follows;

Nominee	For	Withhold	Broker Non-Votes
Eric Weisblum	1,768,924	103,075	3,280,416
Wayne D. Linsley	1,752,654	119,345	3,280,416
Dr. Kevin Muñoz	1,763,768	108,231	3,280,416
Dr. Jeff Pavell	1,763,884	108,115	3,280,416

Proposal 2:	At the Annual Meeting, the shareholders approved the ratification of the appointment of Salberg & Company, P.A. (“Salberg”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The result of the votes to ratify the appointment of Salberg was as follows:

For	Against	Abstain	Broker Non-Votes
4,985,330	90,406	76,679	-

Proposal 3:	At the Annual Meeting, the shareholders approved the Rerverse Stock Split Proposal. The result of the votes to approve the Reverse Stock Split Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
3,896,499	1,253,332	2,584	-

Proposal 4:	At the Annual Meeting, the shareholders approved the Plan Amendment. The result of the votes to approve the Plan Amendment was as follows:. The result of the votes to approve the Plan Amendment was as follows:

For	Against	Abstain	Broker Non-Votes
1,343,678	514,675	13,646	3,280,416

Proposal 5:	At the Annual Meeting, the shareholders approved the Adjournment Proposal. The result of the votes to approve the Adjournment Proposal was as follows:

For	Against	Abstain	Broker Non-Votes
4,016,834	1,043,776	91,805	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Silo Pharma, Inc. Amended and Restated 2020 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILO PHARMA, INC.

Date: October 24, 2025	By:	/s/ Eric Weisblum
Eric Weisblum
Chief Executive Officer

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